PROMISSORY NOTE

$1,250,000.00 April 8, 2005

THIS PROMISSORY NOTE (the "Note") is made by MICROHELIX, INC., an Oregon corporation (the "Borrower"), in favor of MARTI D. LUNDY (the "Lender").

1. Payment. Subject to the terms and conditions of this Note, Borrower promises to pay to the order of Lender the principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), together with interest on the unpaid principal amount from the date of this Note. The first three payments are due on May 8, 2005, June 8, 2005 and July 8, 2005 and these shall be interest only payments in the amount of $10,416.67 each. A payment in the amount of $43,482.16 shall be due on August 8, 2005, and subsequent payments of $43,482.16 each are due on the eighth day of each following month until April 8, 2008, at which time the unpaid principal amount, together with accrued interest, is due in its entirety.

2. Interest Rate.

(a) Unless and until an Event of Default under this Note occurs, Borrower will pay interest on the unpaid principal amount at an annual rate of ten percent (10%).

(b) On and after an Event of Default under this Note all accrued interest will become part of the unpaid principal amount; and

(c) Interest will be computed on the basis of a 360-day year.

3. Place of Payments. All payments under this Note will be made to Lender at 8970 SW Leslie Street, Tigard, OR, 97223 or any other address that Lender may designate by written notice to Borrower. In the event of a change in control of the Borrower, or if Borrower receives additional equity financing following the date hereof of not less than $2,000,000.00, then the unpaid balance of this Note shall be paid in full. For purposes of this section, a change in control shall mean a change of more than fifty percent (50%) of the voting control of Borrower.

4. Application of Payments. All payments under this Note will apply first to any costs and expenses due to Lender, then to accrued interest to date of payment, and then to the unpaid principal amount.

5. Prepayments. Borrower may prepay a part or all of the unpaid principal amount at any time. Excess payments or prepayments will not be credited as future scheduled payments required by this Note.

6. Security. The obligations of Borrower under this Note are secured by the Security Agreement of even date herewith made by Borrower in favor of Lender (the "Lender Security Agreement").

7. Subordination. Lender hereby subordinates the indebtedness of Borrower to Lender under this Note to all of the indebtedness of Borrower to the holders of the Superior Encumbrances (as such term is defined in the Lender Security Agreement) pursuant to those certain subordination agreements dated on or about the date of this Note among Borrower, Lender, BFI Business Finance and VenCore Solutions, LLC (the "Subordination Agreements") and those certain intercreditor agreements dated on or about the date of this Note between Borrower, BFI Business Finance and VenCore Solutions, LLC (the "Intercreditor Agreements"). Borrower acknowledges that Lender's subordination agreement with VenCore Solutions, LLC shall be limited to $200,000.

8. Events of Default. Each of the following is an event of default (an "Event of Default") under this Note:

(a) Borrower fails to make any payment required by this Note within ten (10) days after written notice from Lender that it is due;

(b) Borrower fails to perform any obligation under this Note within thirty (30) days after notice from Lender specifying the Event of Default or, if the Event of Default cannot be cured within such thirty (30) day period, Borrower fails to commence and pursue curative action with reasonable diligence;

(c) An event of default occurs under the Lender Security Agreement.

(d) Borrower voluntarily dissolves or ceases to exist, or any final and nonappealable order or judgment is entered against Borrower ordering its dissolution;

(e) Borrower fails to pay, or admits in writing an inability to pay, Borrower's debts as they become due, or makes a general assignment for the benefit of creditors;

(f) A proceeding with respect to Borrower is commenced under any applicable law for the benefit of creditors, including but not limited to any bankruptcy or insolvency law, or an order for the appointment of a receiver, liquidator, trustee, custodian, or other officer having similar powers over Borrower is entered, and such proceeding or order continues or remains in effect for more than sixty (60) days; or

(g) An event of default occurs under any agreement evidencing, guaranteeing, or securing any Superior Encumbrance, as a result of which the debt underlying such Superior Encumbrance will have become due prior to its stated maturity.

9. Remedies. On and after an Event of Default under this Note, Lender may exercise the following remedies, which are cumulative and which may be exercised singularly or concurrently, but all of which remain subject to the terms and conditions of the Subordination Agreements, of the Intercreditor Agreements and of Borrower's offset rights under Section 18 of this Note:

(a) The right to accelerate the due date under this Note so that the unpaid principal amount, together with accrued interest, is immediately due in its entirety;

(b) Any remedy available to Lender under the Lender Security Agreement securing the performance of the obligations of Borrower under this Note; and

(c) Any other remedy available to Lender at law or in equity.

10. Time of Essence. Time is of the essence with respect to all dates and time periods in this Note.

11. Amendment. This Note may be amended only by a written document signed by the party against whom enforcement is sought.

12. Waiver.

(a) Borrower waives demand, presentment for payment, notice of dishonor or nonpayment, protest, notice of protest, and lack of diligence in collection, and agrees that Lender may extend or postpone the due date of any payment required by this Note without affecting Borrower's liability.

(b) No waiver will be binding on Lender unless it is in writing and signed by Lender. Lender's waiver of a breach of a provision of this Note will not be a waiver of any other provision or a waiver of a subsequent breach of the same provision.

13. Severability. If a provision of this Note is determined to be unenforceable in any respect, the enforceability of the provision in any other respect and of the remaining provisions of this Note will not be impaired.

14. Governing Law. This Note is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Note.

15. Venue. Any action or proceeding arising out of this Note will be resolved in accordance with Section 11.10 of the Merger Agreement (defined below).

16. Attorney's Fees. If any suit or action is instituted to interpret, enforce, or rescind this Note, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the court.

17. Costs and Expenses. If an event of default under this Note occurs and Lender does not institute any litigation, Borrower will pay to Lender, upon Lender's demand, all reasonable costs and expenses, including but not limited to attorney's fees and collection fees, incurred by Lender in attempting to collect the indebtedness evidenced by this Note.

18. Offset Rights. Borrower has the right to offset outstanding principal and unpaid interest under this Note pursuant to the terms and conditions of that certain Merger Agreement dated as of the date of this Note among Borrower, Lender, Moore Electronics, Inc. and the other parties thereto (the "Merger Agreement").

BORROWER:

MICROHELIX, INC., an Oregon corporation

By: ______________________

Title: PRESIDENT & CEO

LENDER:

Marti D. Lundy

Marti D. Lundy

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